Exhibit 10.7

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”), dated November 1, 2015, is made by and between Chad Antonson (“Consultant”), whose address is 617 Shady Nook Drive, Brandon, Florida 33511, and InCapta, Inc. (“Client”), having its principal place of business at 1950 Fifth Avenue, #100, San Diego, California 92101.

WHEREAS, Consultant has extensive background in the area of computer science, programming and online app development.

WHEREAS, Consultant desires to be engaged by Client to provide such services to the Client on the terms and subject to the conditions set forth herein;

WHEREAS, Client is a publicly held corporation and desires to further develop its business; and

WHEREAS, Client desires to engage Consultant to provide computer design, app design and management of online apps consulting services to the Client on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1. Services of Consultant.

Consultant agrees to perform for Client all necessary services required as acting Chief Technology Officer in connection with providing computer programming/web design apps consulting services and managing other programmers/designers. The Company shall provide Consultant all financial and business information about the Company as reasonably requested by the Consultant in a timely manner in the performance of duties under the Agreement.  In addition, executive officers and directors of the Company shall make themselves available for personal consultations either with the Consultant and/or third party designees, subject to reasonable prior notice, pursuant to the request of the Consultant.

2. Consideration.

For the Bona Fide services rendered by Consultant for Client, Client shall pay to Consultant a four percent (4%) commission on app driven revenues.

3. Expenses.

Miscellaneous expenses (other than standard office expenses) are not included in the fees and are billed separately. These include items such as third party technical services (copywriting, programming and coding, printing of materials, graphic design, subscriptions on behalf of the company, purchase of media time or space, etc.), as well as travel expenses where necessary, such as coach transportation, meals, lodging, etc.

4. Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data (“Confidential Information”). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party , or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party. If Client and Consultant terminate this Agreement, all confidential materials in the possession of Consultant shall be returned to Client

5. Indemnification.

(a) Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys’ fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b) Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c) Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6. Termination and Renewal.

(a) Term.

This Agreement shall become effective on the date appearing next to the signatures below and terminate four months thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall be automatically be renewed beyond its Term unless sixty (60) days prior written notice is given.

(b) Termination.

Client may terminate this Agreement at any time and without any prior notice if Consultant materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by Consultant will result in Consultant being responsible to reimburse Client for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c) Termination and Payment.

Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees and expenses through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

7. Miscellaneous.

(a) Independent Contractor.

This Agreement establishes an “independent contractor” relationship between Consultant and Client. Consultant reserves the right to determine the method, manner and mean by which the services will be performed. Consultant is not required to perform the services during a fixed hourly or daily time and if the services are performed at the Client’s premises, then Consultant’s time spent at the premises is to be at the discretion of the Consultant; subject to the Client’s normal business hours and security requirements.

The services shall be performed by Consultant or Consultant’s staff, and Client shall not be required to hire, supervise or pay any assistants to help Consultant who performs the services under this agreement. Consultant shall not be required to devote Consultant’s full time nor the full time of Consultant’s staff to the performance of the services required hereunder, and it is acknowledged that Consultant has other Clients and Consultant offers services to the general public.

(b) Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f) Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g) Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h) Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j) Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k) Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

InCapta, Inc.

1950 Fifth Avenue, #100

San Diego, California 92101

To Consultant:

Chad Antonson

617 Shady Nook Drive

Brandon, Florida 33511

(l) Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m) Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n) Survival of Provisions.

The provisions contained in paragraphs 4, 5, and 7 of this Agreement shall survive the termination of this Agreement.

(o) Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

CLIENT:

TBC Global News Network, Inc.

By: /s/ John Fleming
John Fleming, CEO

CONSULTANT:

Chad Antonson

/s/ Chad Antonson